UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2004

ALBERTO-CULVER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-5050	36-2257936
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

2525 Armitage Avenue

Melrose Park, Illinois 60160

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 450-3000

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are included herein:

Number	Description

99	Press Release dated January 14, 2004

ITEM 12.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 14, 2004, Alberto-Culver Company issued a press release announcing that it exceeded its sales and earnings growth rate expectations as well as current consensus Wall Street estimates of its fiscal year 2004 first quarter results for the period ended December 31, 2003 excluding a non-cash charge related to its conversion to one class of common stock. The full text of the press release is attached hereto as Exhibit 99.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBERTO-CULVER COMPANY

By:	/s/ William J. Cernugel

William J. Cernugel Senior Vice President and Chief Financial Officer (Principal Financial Officer)

January 14, 2004

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